Exhibit 99.1
KATY NEWS
FOR IMMEDIATE RELEASE

KATY INDUSTRIES, INC.
REPORTS 2004 THIRD QUARTER RESULTS

MIDDLEBURY, CT - October 28, 2004 - Katy Industries, Inc. (NYSE: KT) today reported income from continuing operations in the third quarter of 2004 of $1.2 million [$0.16 per share], versus income from continuing operations of $2.0 million [$0.24 per share], in the third quarter of 2003, as adjusted to exclude restructuring and other non-recurring or unusual items, which are discussed below. Including these items and payment-in-kind dividends on convertible preferred stock, Katy reported a net loss attributable to common shareholders of ($2.9) million [($0.37) per share], in the third quarter of 2004, versus a net loss attributable to common shareholders of ($3.7) million [($0.45) per share], in the same period of 2003. Earnings before interest, taxes, depreciation and amortization (EBITDA), as adjusted to exclude all restructuring and other non-recurring or unusual items, was $6.4 million in the third quarter of 2004, compared to $9.8 million in the same period in 2003. Income (loss) from continuing operations, as adjusted, and EBITDA, as adjusted, are non-GAAP financial measures and are further discussed below.

Katy also reported income from continuing operations for the nine months ended September 30, 2004 of $0.8 million [$0.10 per share], versus a loss from continuing operations of ($0.9) million [($0.10) per share], for the nine months ended September 30, 2003, as adjusted to exclude restructuring and other non-recurring or unusual items, which are discussed below. Including these items and payment-in-kind dividends on convertible preferred stock, Katy reported a net loss attributable to common shareholders of ($12.9) million [($1.64) per share], for the nine months ended September 30, 2004, versus a net loss attributable to common shareholders of ($10.3) million [($1.23) per share], in the same period of 2003. Net sales in the nine months ended September 30, 2004 were $335.8 million, up 5.7% compared to the same period in 2003. Earnings before interest, taxes, depreciation and amortization (EBITDA), as adjusted to exclude all restructuring and other non-recurring or unusual items, was $15.2 million in the nine months ended September 30, 2004, compared to $18.9 million in the same period in 2003.

During the third quarter of 2004, Katy reported restructuring and other non-recurring or unusual items of ($0.2) million pre-tax [($0.02) per share], principally related to severance, restructuring and related charges. Also, during the third quarter of 2004, Katy recorded the impact of paid-in-kind dividends earned on its convertible preferred stock of ($3.8) million [($0.48) per share]. During the third quarter of 2003, Katy reported restructuring and other non-recurring or unusual items of ($15.0) million pre-tax [($1.82) per share], including a write down of its equity investment in Sahlman Holding Company Inc. of ($5.5) million, impairments of long-lived assets of ($5.3) million, severance, restructuring and related costs of ($3.9) million, a loss on the sale of real estate of ($0.2) million and the net write-off of amounts related to divested businesses of ($0.1) million. Also, during the third quarter of 2003, Katy reported income from discontinued operations of $8.1 million, net of tax [$0.99 per share] principally due to the sale of Duckback Products, Inc., and the impact of payment-in-kind dividends earned on its convertible preferred stock of ($3.3) million [($0.40) per share]. Details regarding these items are provided in the “Reconciliations of GAAP Results to Results Excluding Certain Unusual Items” accompanying this press release.

For the nine months ended September 30, 2004, Katy reported restructuring and other non-recurring or unusual items of ($1.8) million pre-tax [($0.23) per share], including severance, restructuring and related charges of ($2.0) million, costs associated with a proposed financing which Katy chose to abandon of ($0.4) million, income from the reversal of reserves related to divested businesses of $0.1 million and a gain on the sale of real estate of $0.5 million. Also, during the nine months ended September 30, 2004, Katy recorded the impact of paid-in-kind dividends earned on its convertible preferred stock of ($10.7) million [($1.36) per share]. During the nine months ended September 30, 2003, Katy reported restructuring and other non-recurring or unusual items of ($18.8) million pre-tax [($2.26) per share], including impairments of long-lived assets of ($7.1) million, severance, restructuring and related costs of ($5.8) million, a write down of its equity investment in Sahlman Holding Company Inc. of ($5.5) million, the write-off of unamortized debt costs related to the refinancing of debt in February 2003 of ($1.2) million, a net gain on the sale of real estate of $0.5 million and income from the reversal of reserves related to divested businesses of $0.3 million. Also, during the nine months ended September 30, 2003, Katy reported income from discontinued operations of $9.5 million, net of tax [$1.15 per share], a gain on the early redemption of a preferred interest in a subsidiary of $6.6 million [$0.78 per share] and the impact of payment-in-kind dividends earned on its convertible preferred stock of ($9.3) million [($1.12) per share]. Details regarding these items are provided in the “Reconciliations of GAAP Results to Results Excluding Certain Unusual Items” accompanying this press release.

Financial highlights for the third quarter of 2004, as compared to the prior year period, included:

·	Net sales in the third quarter of 2004 were $135.4 million, up $9.5 million compared to the same period in 2003 mostly due to stronger sales in the Electrical Products Group. Overall, the increase of 8% resulted from higher pricing of 7% and favorable currency translation of 2%, partially offset by a volume decrease of 1%.

·	Gross margins were 13.2% in the third quarter of 2004, versus 16.1% in the third quarter of 2003. Significantly higher raw material costs, a portion of which could not be passed on through price increases, and manufacturing inefficiencies related to the delayed consolidation of our abrasives facilities were only partially offset by the favorable impact of restructuring, cost containment and lower depreciation.

·	Selling, general and administrative expenses were $0.6 million lower than the third quarter of 2003. These costs represented 11.0% of sales in the third quarter of 2004, a decrease from 12.3% of sales for the same period of 2003.

·	Debt at September 30, 2004 was $67.1 million [40% of total capitalization], versus $51.5 million [33% of total capitalization] at September 30, 2003. Cash on hand at September 30, 2004 was $8.6 million, versus $5.4 million at September 30, 2003.

·	Katy used free cash flow of $29.5 million during the nine months ended September 30, 2004 versus the $17.2 million of free cash flow used during the nine months ended September 30, 2003. The increased use of free cash flow during the first nine months of 2004 was primarily attributable to:

o	Higher inventories to support increased sales, higher material prices and planned inventory builds to provide higher levels of customer service; and

o	Increased capital expenditures of $3.7 million principally due to an equipment replacement program commencing in 2004.

Katy expects these liquidity trends to reverse in the fourth quarter of this year. Free cash flow, a non-GAAP financial measure, is discussed further below.

·	Katy expects to substantially complete its restructuring program in early 2005. The remaining capital expenditures, and severance, restructuring and related costs for these initiatives are expected to be in the range of $1.0 million to $1.5 million.

"Prices of primary raw materials used in our products have increased $15.5 million during 2004. We have passed on $11.2 million of this increase and are announcing additional price increases in the 4th quarter this year and first quarter next year," said C. Michael Jacobi, Katy’s President and Chief Executive Officer. The prices of copper, aluminum, steel, resin and cotton have been affected by the strong economy in China and the rising cost of oil and natural gas. We are hopeful this inflation is coming to an end," added Mr. Jacobi.

Katy has completed the sales of its non-core businesses, Duckback Products, Inc. on September 16, 2003 and GC/Waldom Electronics, Inc. on April 2, 2003. The results of these businesses have been classified as discontinued operations for the three and nine month periods ended September 30, 2003. There was no discontinued operations activity for the three and nine month periods ended September 30, 2004.

Payment-in-kind dividends on convertible preferred stock will end in December 2004, or upon the conversion of the convertible preferred stock, whichever is sooner.

Non-GAAP Financial Measures

To provide transparency about measures of Katy’s financial performance which management considers most relevant, we supplement the reporting of Katy’s consolidated financial information under GAAP with certain non-GAAP financial measures, including income (loss) from continuing operations, as adjusted; EBITDA, as adjusted; and free cash flow. Details regarding these measures and reconciliations of these non-GAAP measures to comparable GAAP measures are provided in the “Reconciliations of GAAP Results to Results Excluding Certain Unusual Items” and “Statements of Cash Flows” accompanying this press release. These measures should not be considered in isolation or as an alternative to measures determined in accordance with GAAP. Katy believes the presentation of these measures is nonetheless useful to investors for the following reasons:

Income (Loss) from Continuing Operations, as adjusted. Income (loss) from continuing operations, as adjusted, is income (loss) from Katy’s continuing operations that excludes restructuring and other non-recurring and unusual items. Katy believes that its presentation of this measure provides useful information to management and investors regarding certain financial and business trends relating to its results of operations.

EBITDA, as adjusted. EBITDA, as adjusted, is calculated as earnings before interest, taxes, depreciation and amortization, excluding discontinued operations and unusual items such as severance, restructuring and related costs, impairments of long-lived assets, and other non-recurring items. Katy believes that EBITDA, as adjusted, is useful to report because it (i) is used extensively on an internal basis, acting as a primary metric for operating performance measurement, (ii) is the prime measure of operating results used by the lenders in Katy’s bank group when evaluating Katy’s performance and (iii) provides a link between profitability and operating cash flow. The presentation of EBITDA, as adjusted, enables investors to view Katy’s performance in a manner similar to the method used by management.

Free Cash Flow. Free cash flow is defined by Katy as cash flow from operations less capital expenditures and cash dividends paid. Katy believes that free cash flow is useful to management and investors in measuring cash generated that is available for repayment of debt obligations, investment in growth through acquisitions, new business development and stock repurchases.

This press release may contain various forward-looking statements. The forward-looking statements are based on the beliefs of Katy’s management, as well as assumptions made by, and information currently available to, the company’s management. Additionally, the forward-looking statements are based on Katy’s current expectations and projections about future events and trends affecting the financial condition of its business. The forward-looking statements are subject to risks and uncertainties, detailed from time to time in Katy’s filings with the SEC, that may lead to results that differ materially from those expressed in any forward-looking statement made by the company or on its behalf. Katy undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Katy Industries, Inc. is a diversified corporation with interests primarily in Maintenance Products and Electrical Products.

Company contact:
Katy Industries, Inc.
Amir Rosenthal
(203) 598-0397

KATY INDUSTRIES, INC. SUMMARY OF OPERATIONS - UNAUDITED
(In thousands, except percentages and per share data)

	Three Months Ended		$	%
	September 30,	September 30,	Change	Change
	2004	2003	Inc/(Dec)	Inc/(Dec)

Net sales	$135,426	$125,901	$9,525	7.6%
Cost of goods sold	117,569	105,674	11,895	11.3%
Gross profit	17,857	20,227	(2,370)	(11.7%)
Selling, general and administrative expenses	14,846	15,424	(578)	(3.7%)
Impairments of long-lived assets	-	5,255	(5,255)	(100.0%)
Severance, restructuring and related charges	167	3,871	(3,704)	(95.7%)
Operating income (loss)	2,844	(4,323)	7,167	165.8%
Equity in loss of equity method investment (net of impairment
charge of $5.5 million in 2003)	-	(5,478)	5,478	100.0%
Loss on sale of assets	(3)	(230)	227	98.7%
Interest expense	(1,017)	(1,153)	136	11.8%
Other, net	(30)	(544)	514	94.5%
Income (loss) before (provision) benefit for income taxes	1,794	(11,728)	13,522	115.3%
(Provision) benefit for income taxes	(918)	3,194	(4,112)	(128.7%)
Income (loss) from continuing operations	876	(8,534)	9,410	110.3%
Income from operations of discontinued businesses (net of tax)	-	478	(478)	(100.0%)
Gain on sale of discontinued businesses (net of tax)	-	7,638	(7,638)	(100.0%)
Net income (loss)	876	(418)	1,294	309.6%
Payment-in-kind (PIK) dividends on convertible preferred stock	(3,822)	(3,324)	(498)	(15.0%)
Net loss attributable to common stockholders	$(2,946)	$(3,742)	$796	21.3%

Income (loss) per share of common stock - basic and diluted:

Income (loss) from continuing operations	$0.11	$(1.04)	$1.15	110.6%
Payment-in-kind (PIK) dividends on convertible preferred stock	(0.48)	(0.40)	(0.08)	(20.0%)
Loss from continuing operations attributable to common stockholders	(0.37)	(1.44)	1.07	74.3%
Discontinued operations (net of tax)	-	0.99	(0.99)	(100.0%)
Net loss attributable to common stockholders	$(0.37)	$(0.45)	$0.08	17.8%

Weighted average common shares outstanding - basic and diluted	7,870	8,237

KATY INDUSTRIES, INC. SUMMARY OF OPERATIONS - UNAUDITED
(In thousands, except percentages and per share data)

	Nine Months Ended		$	%
	September 30,	September 30,	Change	Change
	2004	2003	Inc/(Dec)	Inc/(Dec)

Net sales	$335,843	$317,814	$18,029	5.7%
Cost of goods sold	288,095	269,353	18,742	7.0%
Gross profit	47,748	48,461	(713)	(1.5%)
Selling, general and administrative expenses	43,834	45,595	(1,761)	(3.9%)
Impairments of long-lived assets	-	7,055	(7,055)	(100.0%)
Severance, restructuring and related charges	1,956	5,812	(3,856)	(66.3%)
Operating income (loss)	1,958	(10,001)	11,959	119.6%
Equity in loss of equity method investment (net of impairment
charge of $5.5 million in 2003)	-	(5,689)	5,689	100.0%
Gain on sale of assets	546	573	(27)	(4.7%)
Interest expense	(2,814)	(4,766)	1,952	41.0%
Other, net	(261)	(100)	(161)	(161.0%)
Loss before provision for income taxes	(571)	(19,983)	19,412	97.1%
(Provision) benefit for income taxes	(1,617)	3,119	(4,736)	(151.8%)
Loss from continuing operations before distributions on preferred
interest of subsidiary	(2,188)	(16,864)	14,676	87.0%
Distributions on preferred interest of subsidiary (net of tax)	-	(123)	123	100.0%
Loss from continuing operations	(2,188)	(16,987)	14,799	87.1%
Income from operations of discontinued businesses (net of tax)	-	2,081	(2,081)	(100.0%)
Gain on sale of discontinued businesses (net of tax)	-	7,442	(7,442)	(100.0%)
Net loss	(2,188)	(7,464)	5,276	70.7%
Gain on early redemption of preferred interest of subsidiary	-	6,560	(6,560)	(100.0%)
Payment-in-kind dividends on convertible preferred stock	(10,746)	(9,349)	(1,397)	(14.9%)
Net loss attributable to common stockholders	$(12,934)	$(10,253)	$(2,681)	(26.1%)

(Loss) income per share of common stock - basic and diluted:

Loss from continuing operations	$(0.28)	$(2.04)	$1.76	86.3%
Gain on early redemption of preferred interest of subsidiary	-	0.78	(0.78)	(100.0%)
Payment-in-kind (PIK) dividends on convertible preferred stock	(1.36)	(1.12)	(0.24)	(21.4%)
Loss from continuing operations attributable to common stockholders	(1.64)	(2.38)	0.74	31.1%
Discontinued operations (net of tax)	-	1.15	(1.15)	(100.0%)
Net loss attributable to common stockholders	$(1.64)	$(1.23)	$(0.41)	(33.3%)

Weighted average common shares outstanding - basic and diluted	7,875	8,314

Other Information:

Working capital, excluding current maturities of long-term debt	$71,347	$49,164	$22,183	45.1%
Long-term debt, including current maturities	$67,078	$51,469	$15,609	30.3%
Stockholders' equity	$100,564	$102,959	$(2,395)	(2.3%)
Capital expenditures	$10,838	$7,137	$3,701	51.9%

KATY INDUSTRIES, INC. RECONCILIATIONS OF GAAP RESULTS
TO RESULTS EXCLUDING CERTAIN UNUSUAL ITEMS - UNAUDITED
(In thousands, except percentages and per share data)
	Three Months Ended

	September 30,	September 30,
	2004	2003
Reconciliation of income (loss) from continuing operations to income from continuing operations, as adjusted
Income (loss) from continuing operations	$876	$(8,534)
Unusual items:
Impairments of long-lived assets	-	5,255
Severance, restructuring and related charges	167	3,871
Impairment of equity method investment	-	5,521
Net write-off of amounts related to divested businesses (included in other, net) and
loss on sale of real estate	29	333
Adjustment to reflect a more normalized effective tax rate excluding unusual items	162	(4,430)
Income from continuing operations, as adjusted	$1,234	$2,016

Income (loss) from continuing operations, as adjusted per share
Income (loss) from continuing operations per share	$0.11	$(1.04)
Unusual items per share	0.02	1.82
Adjustment to reflect a more normalized effective tax rate excluding unusual items per share	0.03	(0.54)
Income from continuing operations, as adjusted per share	$0.16	$0.24

Weighted average shares outstanding - basic and diluted	7,870	8,237

EBITDA, as adjusted:

Net income (loss)	$876	$(418)
Interest expense	1,017	1,153
Provision (benefit) for income taxes	918	(3,194)
Depreciation and amortization	3,393	5,376
EBITDA	6,204	2,917

Add back:
Income from operations of discontinued businesses (net of tax)	-	(478)
Gain on sale of discontinued businesses (net of tax)	-	(7,638)
Impairments of long-lived assets	-	5,255
Severance, restructuring and related charges	167	3,871
Impairment of equity method investment	-	5,521
Net write-off of amounts related to divested businesses (included in other, net) and
loss on sale of real estate	29	333
EBITDA, as adjusted	$6,400	$9,781
EBITDA, as adjusted, as a % of sales	4.7%	7.8%

KATY INDUSTRIES, INC. RECONCILIATIONS OF GAAP RESULTS
TO RESULTS EXCLUDING CERTAIN UNUSUAL ITEMS - UNAUDITED
(In thousands, except percentages and per share data)
	Nine Months Ended

	September 30,	September 30,
	2004	2003
Reconciliation of loss from continuing operations to income (loss) from continuing operations, as adjusted
Loss from continuing operations	$(2,188)	$(16,987)
Unusual items:
Impairments of long-lived assets	-	7,055
Severance, restructuring and related charges	1,956	5,812
Impairment of equity method investment	-	5,521
Write-off of unamortized debt costs (included in interest expense)	-	1,172
Costs associated with abandoned financing (included in other, net)	435	-
Income from reversal of reserves related to divested businesses (included in other, net) and
gain on sale of real estate	(580)	(769)
Adjustment to reflect a more normalized effective tax rate excluding unusual items	1,146	(2,666)
Income (loss) from continuing operations, as adjusted	$769	$(862)

Income (loss) from continuing operations, as adjusted per share
Loss from continuing operations per share	$(0.28)	$(2.04)
Unusual items per share	0.23	2.26
Adjustment to reflect a more normalized effective tax rate excluding unusual items per share	0.15	(0.32)
Income (loss) from continuing operations, as adjusted per share	$0.10	$(0.10)

Weighted average shares outstanding - basic and diluted	7,875	8,314

EBITDA, as adjusted:

Net loss	$(2,188)	$(7,464)
Interest expense	2,814	4,766
Provision for income taxes	1,617	(3,119)
Depreciation and amortization	11,102	16,531
EBITDA	13,345	10,714

Add back:
Distributions on preferred interest of subsidiary (net of tax)	-	123
Income from operations of discontinued businesses (net of tax)	-	(2,081)
Gain on sale of discontinued businesses (net of tax)	-	(7,442)
Impairments of long-lived assets	-	7,055
Severance, restructuring and related charges	1,956	5,812
Impairment of equity method investment	-	5,521
Costs associated with abandoned financing (included in other, net)	435	-
Income from reversal of reserves related to divested businesses (included in other, net) and
gain on sale of real estate	(580)	(769)
EBITDA, as adjusted	$15,156	$18,933
EBITDA, as adjusted, as a % of sales	4.5%	6.0%

KATY INDUSTRIES, INC. BALANCE SHEETS - UNAUDITED
(In thousands)

Assets	September 30,	December 31,	September 30,
Current assets:	2004	2003	2003
Cash	$8,626	$6,748	$5,398
Accounts receivable, net	76,185	65,197	70,474
Inventories, net	72,928	53,545	59,525
Other current assets	2,980	1,658	2,289
Current assets of discontinued operations (a)	-	-	2,089
Total current assets	160,719	127,148	139,775

Other assets:
Goodwill	10,215	10,215	10,543
Intangibles, net	21,280	22,399	24,988
Other	10,244	10,352	12,094
Total other assets	41,739	42,966	47,625

Property and equipment	153,245	149,634	150,877
Less: accumulated depreciation	(85,001)	(78,040)	(78,890
Property and equipment, net	68,244	71,594	71,987

Total assets	$270,702	$241,708	$259,387

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$42,917	$37,259	$39,373
Accrued expenses	46,455	46,450	50,477
Current maturities of long-term debt	2,857	2,857	14,741
Revolving credit agreement	48,507	36,000	35,088
Current liabilities of discontinued operations (a)	-	-	761
Total current liabilities	140,736	122,566	140,440

Long-term debt, less current maturities	15,714	806	1,640
Other liabilities	13,688	16,044	14,296
Non-current liabilities of discontinued operations (a)	-	-	52
Total liabilities	170,138	139,416	156,428

Stockholders' equity
Convertible preferred stock	104,253	93,507	90,045
Common stock	9,822	9,822	9,822
Additional paid-in capital	29,686	40,441	43,902
Accumulated other comprehensive income	2,913	2,387	26
Accumulated deficit	(23,325)	(21,137)	(19,237
Treasury stock	(22,785)	(22,728)	(21,599
Total stockholders' equity	100,564	102,292	102,959

Total liabilities and stockholders' equity	$270,702	$241,708	$259,387

(a) Amounts include assets and liabilities of Duckback Products, Inc.

KATY INDUSTRIES, INC. STATEMENTS OF CASH FLOWS - UNAUDITED
(In thousands, except percentages)
	Nine Months Ended		$	%
	September 30,	September 30,	Change	Change
	2004	2003	Inc/(Dec)	Inc/(Dec)
Cash flows from operating activities:
Net loss	$(2,188)	$(7,464)
Income from discontinued operations	-	(9,523)
Loss from continuing operations	(2,188)	(16,987)
Depreciation and amortization	11,102	16,531
Impairment of long-lived assets	-	7,055
Write-off and amortization of debt issuance costs	804	2,057
Gain on sale of assets	(546)	(573)
Equity in loss of equity method investment (net of impairment charge of
$5.5 million in 2003)	-	5,689
	9,172	13,772
Changes in operating assets and liabilities:
Accounts receivable	(10,637)	(9,969)
Inventories	(19,072)	(1,095)
Other assets	(1,136)	(1,557)
Accounts payable	5,546	1,894
Accrued expenses	(125)	(5,166)
Other liabilities	(2,404)	(3,220)
	(27,828)	(19,113)

Net cash used in continuing operations	(18,656)	(5,341)
Net cash used in discontinued operations	-	(4,736)
Net cash used in operating activities	(18,656)	(10,077)	(8,579)	(85%)

Cash flows from investing activities:
Capital expenditures of continuing operations	(10,838)	(7,026)
Capital expenditures of discontinued operations	-	(111)
Acquisition of subsidiary, net of cash acquired	-	(1,161)
Collections of notes receivable from sales of subsidiaries	14	1,139
Proceeds from sale of subsidiaries, net	-	21,948
Proceeds from sale of assets	5,545	2,389
Net cash (used in) provided by investing activities	(5,279)	17,178	(22,457)	(131%)

Cash flows from financing activities:
Net borrowings on revolving loans	12,536	(9,663)
Proceeds of term loans	18,152	20,000
Repayments of term loans	(3,244)	(3,619)
Direct costs associated with debt facilities	(1,439)	(1,464)
Redemption of preferred interest of subsidiary	-	(9,840)
Repayment of real estate and chattel mortgages	-	(700)
Repurchases of common stock	(75)	(1,391)
Net cash provided by financing activities	25,930	(6,677)	32,607	488%

Effect of exchange rate changes on cash and cash equivalents	(117)	132
Net (decrease) increase in cash and cash equivalents	1,878	556
Cash and cash equivalents, beginning of period	6,748	4,842
Cash and cash equivalents, end of period	$8,626	$5,398	$3,228	60%

Reconciliation of Free Cash Flow to GAAP Results:
Free Cash Flow
Net cash used in operating activities	$(18,656)	$(10,077)
Capital expenditures of continuing operations	(10,838)	(7,026)
Capital expenditures of discontinued operations	-	(111)
	$(29,494)	$(17,214)